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                                                                    EXHIBIT 23.4



                               HJ HUGO AND ASSOCIATES



    [LETTERHEAD]



2/22/00



COLORSMART.COM INC. USA
JUMBO GRAPHICS & DIGITAL & PRINTING
537 MYATT DRIVE, MADISON,
TENNESSEE 37115 USA



Dear Sir



TOP COPY FINANCIAL STATEMENT 1998/1999
MANAGEMENT ACCOUNTS FROM MARCH TO NOVEMBER 1999



    We hereby give our consent for the use of these accounts for your listing process.



Yours sincerely

/s/ H J Hugo
--------------------------
H J Hugo